Exhibit 10.3
SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (“Agreement”) dated May 13, 2020 is between American Water Works Service Company, Inc. (“American Water” or the “Company”) and Loyd Warnock (“Executive”).
WHEREAS, Executive is a full-time executive employee of American Water;

WHEREAS, Executive and American Water have agreed to resolve all claims and potential claims which have been, or could have been, brought by Executive against American Water arising out of Executive’s employment with American Water to date;

WHEREAS, Executive and American Water desire to enter into this Agreement to document the terms of the separation of Executive’s employment with American Water, with the parties agreeing that neither party admits wrongdoing, fault, or liability whatsoever, and that nothing herein shall be construed or interpreted as an admission of any wrongdoing, fault or liability of either party; and

NOW THEREFORE, in consideration of the mutual promises and releases contained herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.Term of Employment. Executive’s employment with American Water will end on January 2, 2021 (“Separation Date”). As used herein, the period beginning on June 1, 2020 and ending on (but not including) the Separation Date shall be known as the “Employment Term.”
2.Separation Benefits.
a.Continued Employment. In return for the execution and non-revocation of the Agreement and the full performance by Executive of Executive’s obligations described in this Agreement, American Water agrees to provide Executive with continued employment during the Employment Term, to include (i) payment of his current annual base salary, less applicable withholdings and deductions and in accordance with the Company’s customary payroll practice, until the Separation Date and (ii) continuation of coverage under American Water’s group health insurance plan through January 31, 2021 (“Continued Employment”). However, American Water retains the right to terminate this Agreement and Executive’s employment for cause prior to the Separation Date. For purposes of this Agreement, “for cause” is defined as (i) breach of any of Executive’s covenants contained in Section 4 or 5 of this Agreement; (ii) persistent refusal or willful failure to perform substantially his duties and responsibilities to the Company, which continues after Executive receives notice of such refusal or failure and is afforded a period of not less than 30 days to remedy the refusal or failure; (iii) has engaged in conduct that constitutes disloyalty to the Company or that materially damages the property, business or reputation of the Company; (iv) has engaged in fraud, embezzlement, theft, or material misappropriation with respect the business

Separation Agreement and General Release Between American Water
And Loyd Warnock

or assets of the Company, or an act that constitutes the commission of a felony; (v) has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information; (vi) has violated the Company’s Code of Ethics; or (vii) has engaged in such other behavior that is significantly detrimental to the interests of the Company, as determined by the Company’s Chief Executive Officer.
b.APP-Like Payment. Unless this Agreement is terminated prior to the Separation Date, and in return for the execution (on or within 7 days after the Separation Date) and non-revocation of Attachment A and the full performance by Executive of his obligations described in this Agreement and Attachment A, Executive will be eligible to receive, subject to the conditions contained herein, an additional cash payment from the Company that would be calculated in a manner substantially similar to previous payouts made to Executive by American Water under the American Water Works Company, Inc. Annual Performance Plan (“APP” and such payment, an “APP-Like Payment”). American Water will calculate this APP-Like Payment using Executive’s 2020 APP target – 65% of his annual base salary as of the date of this Agreement – and American Water’s weighted multiplier for 2020, as determined by the Company and approved by the Executive Development and Compensation Committee of the Board of Directors of American Water Works Company, Inc. (“Parent Company”). This APP-Like Payment is contingent upon the Company making APP payments to its eligible employees pursuant to the APP with respect to the 2020 APP Plan Year. The APP-Like Payment will be less applicable withholdings and deductions, and, subject to Executive’s compliance with Section 3 hereof, will be paid within thirty (30) days after the Company makes payments under the APP to other eligible employees.
3.Conditions of Receipt and Timing of Separation Benefits. Executive shall not be entitled to receive the Continued Employment unless and until (i) Executive signs this Agreement; and (ii) the seven (7)-day Revocation Period referenced in Section 10(f) below expires without Executive having exercised his right of revocation.

Executive shall not be entitled to the APP-Like Payment unless and until Executive (i) returns all Company property in accordance with Section 4(d) below; (ii) signs Attachment A on the Separation Date or within seven (7) days thereafter; and (iii) the seven (7) day Revocation period referenced therein expires without Executive having revoked Attachment A.

4.Confidentiality; Non-Disclosure; Return of Property, Disparaging Statements, References and Unemployment Compensation.
a. Confidentiality. Executive understands and agrees that the terms and contents of this Agreement shall remain confidential and shall not be disclosed by Executive or Executive’s agents and representatives, with the exception of: (1) disclosure to members of Executive’s immediate family, Executive’s attorneys, accountants, tax or financial advisors, each of who shall be informed of this confidentiality obligation and shall agree to be bound by its terms; (2) disclosure to the Internal

Separation Agreement and General Release Between American Water
And Loyd Warnock

Revenue Service or state or local taxing authority; (3) disclosure as is expressly required or protected by law; (4) disclosure by American Water or Parent Company through a press release or in a filing with the Securities and Exchange Commission, or to a national stock exchange; (5) any disclosures made by the Executive to pursuant to the whistleblower provisions in the Exchange Act (15 U.S.C. § 78u-6) and the Sarbanes Oxley Act of 2002 (18 U.S.C. § 1514A); or (6) in any action to challenge or enforce the terms of this Agreement provided that such disclosure is covered by an appropriate confidentiality order to the maximum extent permitted by the applicable authority. Nothing contained in this Agreement shall preclude Executive from initiating and/or cooperating fully with any governmental investigation.
b. Non-Disclosure of Confidential Information and Trade Secrets. Executive acknowledges that as an employee of American Water, Executive had access to and was entrusted with the Company’s confidential and proprietary business information and trade secrets defined in Section 5(b)(i). At all times prior to, during, and following Executive’s separation from employment with American Water, Executive represents that he has maintained and agrees that Executive will continue to maintain such information in strict confidence and has not disclosed, used, transferred or sold and will not disclose, use, transfer or sell (directly or indirectly) such information to any third party (except as may be required by law or legal process) so long as such information or proprietary data remains confidential and has not been properly and lawfully disclosed or is not otherwise in the public domain. Executive further agrees that, at the Company’s request, Executive will deliver and/or provide access to any personal computing device, telephone, hard disk, backup tapes, cloud systems, disks or thumb or flash drives for the Company’s review and permit the Company to delete all confidential and proprietary business information and trade secrets contained on such devices.
i. Definition of “Confidential and Proprietary Business Information and Trade Secrets. For purposes of this Agreement, “confidential and proprietary business information and trade secrets” includes, but is not limited to, all information about markets, key personnel, operational methods, proprietary intellectual property, real property, plans for future developments, projects in the pipeline, bid information, manuals, books, training materials, forms and procedures, policies, customer or prospective customer lists, customer related data, marketing plans and strategies, financial information, documents relating to any of the foregoing, and other written and oral materials (whether computerized or on hard copy) which are related to the business of the Company and the confidentiality of which the Company attempts to maintain with reasonable efforts and which the Company has not released to the general public.
c.Notice of Immunity for Confidential Disclosure of a Trade Secret to an Attorney, the Government or in a Court Filing. Federal law provides certain protections to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances. Specifically, federal law provides

Separation Agreement and General Release Between American Water
And Loyd Warnock

that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret under either of the following conditions:
•Where the disclosure is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or
•Where the disclosure is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. 18 U.S.C. § 1833(b)(1).
Federal law also provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order. 18 U.S.C. § 1833(b)(2).
d.Return of Property. Executive shall, on or prior to the Separation Date, return to American Water (and shall not retain any copies of) any and all property of the Company in Executive’s possession, including (without limitation) all papers, documents, business plans, project or pipeline information, correspondence, office access badge, Company-issued cell phone, garage ID hang-tag, keys, credit cards, electronic or digitally stored information, and computer equipment.
e.Disparaging Statements. Executive agrees not to make written (to include online or other written statements) or oral statements about American Water or its affiliates or Releasees (as defined in Section 6(a) below) that are negative or disparaging. Nothing in this Agreement shall preclude Executive from communicating or testifying truthfully (i) to the extent required or protected by law, (ii) to any federal, state, or local governmental agency, (iii) in response to a subpoena to testify issued by a court of competent jurisdiction, or (iv) in any action to challenge or enforce the terms of this Agreement. Executive understands that this is a material provision of this Agreement.

f.Unemployment Compensation. American Water agrees not to oppose Executive’s application for unemployment compensation benefits, if any. American Water shall, however, respond as necessary to any inquiries from any governmental agencies with respect to Executive’s unemployment compensation claim.

g.References. Executive agrees that all requests for references from prospective employers will be directed solely to the attention of Melanie Kennedy, Senior Vice President, Human Resources, American Water Works Service Company, Inc., 1 Water Street, Camden, NJ 08102, Melanie.Kennedy@amwater.com.

Separation Agreement and General Release Between American Water
And Loyd Warnock

Upon any request for a reference, Ms. Kennedy will solely confirm Executive’s dates of employment with American Water, positions Executive held with American Water, and Executive’s last salary earned with American Water.

h.Taxes. As required by law, the Company will issue the appropriate IRS Form(s) at the appropriate time. Any payments provided for herein shall be reduced by any amounts required to be withheld by the Company from time to time under applicable federal, state or local income or employment tax laws or similar statutes or other provisions of law then in effect. Executive agrees that (i) Executive shall be solely responsible for all taxes, including, but not limited to, income and excise taxes, imposed on Executive in respect of amounts paid to Executive by the Company under this Agreement; (ii) Executive shall not seek reimbursement from the Company for such taxes; and (iii) Executive agrees to and does hereby indemnify and hold the Company harmless against any and all tax liability, interest, and/or penalties.

5.Non-Solicitation.

a.Executive agrees that for a period of twelve (12) months following the Separation Date, Executive will not either alone or in association with others call on, solicit, or permit any organization directly or indirectly controlled by Executive or which may employ Executive to call on or solicit, in any manner, any client of the Company. “Client” shall mean any corporation, partnership, association, United States military base, or United States (to include federal, state, county or local government) or foreign governmental entity that has or had an account or contract with the Company or any of its subsidiaries or parent during Executive’s employment or on the Separation Date regardless of whether Executive has directly worked with such client.
b.Executive further agrees that for a period of twelve (12) months following the Separation Date, Executive will not directly or indirectly, either alone or in association with others solicit, or permit any organization directly or indirectly controlled by Executive or which may employ Executive to solicit, any employee or executive of the Company to leave the employ of the Company, or solicit for employment, hire or engage as an independent contractor, or permit any organization directly or indirectly controlled by Executive or which may employ Executive to solicit for employment, hire or engage as an independent contractor, any person who was employed by the Company at the time of the termination or cessation of Executive’s employment with the Company; provided that this clause shall not apply to the solicitation, hiring or engagement of any individual whose employment with the Company has been terminated for a period of six (6) months or longer at the time of such solicitation, hiring or employment
c.Extension of Restrictions. If Executive violates the provisions of this Section 5, the twelve (12) month period referred to herein shall recommence and Executive shall continue to be bound by the restrictions set forth in Section 5 until a period of twelve (12) months has expired without any violation of such provisions.

Separation Agreement and General Release Between American Water
And Loyd Warnock

d.Interpretation. If any restriction set forth in Section 5 is found by any court of competent jurisdiction to be overbroad, such restriction shall be enforceable to the maximum extend permissible by law.
e.Equitable Remedies. The restrictions contained in this Section 5 are necessary for the protection of the business and good will of the Company and are considered by Executive to be reasonable for such purpose. Executive agrees that any breach of this Section 5 is likely to cause the Company substantial and irrevocable damage which is difficult to measure. Therefore, in the event of any such breach or threatened breach, Executive agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of a bond or other security and without proving actual damages, as well as to an equitable accounting of all earnings, profits and other benefits arising from any violations of this Agreement, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled, including but not limited to liquidated and punitive damages. Executive further agrees that the Company shall be entitled to its reasonable fees and costs if a court of competent jurisdiction issues a preliminary or permanent injunction against the Executive or a court of competent jurisdiction finds that Executive breached the terms of the Agreement.
6.General Release of Legal Claims.
a.Executive, on behalf of Executive, and his heirs, executors, administrators, and/or assigns, does hereby releases and forever discharges American Water, together with its parents, subsidiaries, affiliates, predecessors, and successor corporations and business entities, past, present and future, and its and their agents, directors, officers, partners, employees, shareholders, insurers and reinsurers, and employee benefit plans (and the trustees, administrators, fiduciaries, insurers, and reinsurers of such plans) past, present and future, and their heirs, executors, administrators, predecessors, successors, and assigns (collectively, “Releasees”), of and from any and all legally waivable claims, causes of actions, suits, lawsuits, debts, and demands whatsoever in law or in equity, known or unknown, suspected or unsuspected, which Executive ever had, now has or which Executive’s executors administrators, or assigns hereafter may have from the beginning of time to the date Executive executes this Agreement, and including, without limitation, any claims arising from or relating to Executive’s employment relationship with American Water, and the termination of such relationship, including, without limitation, any claims arising under Title VII of the Civil Rights Act of 1964 (“Title VII”), the Americans with Disabilities Act (“ADA”), the Employee Retirement Income Security Act (“ERISA”), the Family and Medical Leave Act (“FMLA”), the Age Discrimination in Employment Act of 1967 (“ADEA”), the Older Workers Benefit Protection Act (“OWBPA”), the New Jersey Law Against Discrimination (“NJLAD”), the Conscientious Employee Protection Act (“CEPA”), the New Jersey Family Leave Act, the New Jersey Millville Dallas Airmotive Plant Job Loss Notification Act, the New Jersey Equal Pay Act, the New Jersey Wage and Hour Law, the New Jersey Wage Payment Act, the New Jersey Constitution, the common law of the State of New Jersey, the Tennessee Anti-Discrimination Act, the

Separation Agreement and General Release Between American Water
And Loyd Warnock

Tennessee Human Rights Act, the Tennessee Disability Act, the Tennessee Equal Pay Act, the Tennessee Maternity Leave law, the Tennessee Breastfeeding Rights law, the Tennessee Handicap Discrimination law, the Tennessee Reference Immunity law, the Tennessee Smoker’s Rights law, the Tennessee Constitution, the common law of the State of Tennessee, and any and all other federal, state, or local constitutional, statutory, regulatory, or common law causes of action now or hereafter recognized, and any claims for attorneys’ fees and costs. Nothing in this Agreement shall waive rights or claims that arise after the date that Executive executes this Agreement.
b.Notwithstanding the broad scope of Section 6(a), this Agreement is not intended to bar any claims that, as a matter of applicable law, whether by statute or otherwise, cannot be waived, such as claims for workers’ compensation benefits, unemployment insurance benefits, and any claims that arise after the date that the Executive executes this Agreement. Nothing in this Agreement is intended to interfere with, prevent or prohibit Executive from filing a claim with a federal, state or local government agency that is responsible for enforcing a law on behalf of the government, such as the Equal Employment Opportunity Commission (“EEOC”) (including a challenge to the validity of this Agreement), Department of Labor (“DOL”), Securities and Exchange Commission (“SEC”) or National Labor Relations Board (“NLRB”). Nor should anything in this Agreement be read to deter or prevent Executive from cooperating with or providing information to such a governmental agency during the course of its investigation or during litigation. However, Executive understands and agrees that, that except for claims brought pursuant to the SEC’s Whistleblower Program (15 U.S.C. § 78u-6 and 18 U.S.C. § 1514A), Executive may not recover any monetary benefit or individualized relief as a result of any such claim brought on Executive’s behalf.
7.Cooperation. Executive agrees that Executive shall cooperate with the Company in the prosecution or defense of any claim currently pending or hereinafter pursued by or against the Company without the payment of any additional compensation other than as set forth in this Agreement. Upon receipt of appropriate supporting documentation, American Water shall reimburse Executive for all of Executive’s approved and reasonable costs and expenses incurred in connection with such cooperation. In the case of legal proceedings involving American Water, to the extent permissible by law, Executive will notify, in writing, the individual then holding the office of General Counsel, American Water Works Service Company, Inc., 1 Water Street, Camden, NJ 08102-1658, of any subpoena or other similar notice to give testimony or provide documentation within two (2) business days of receipt of the same and prior to providing any response thereto. Nothing in this Agreement shall preclude Executive from participating in and fully cooperating with any governmental investigation.

Separation Agreement and General Release Between American Water
And Loyd Warnock

8.Business Expenses and Compensation. Executive acknowledges and agrees that (i) should Executive execute this Agreement and Attachment A, the compensation and benefits set forth in Section 2 are in complete satisfaction of any and all compensation and benefits due to Executive from the Company, and that no further payments, compensation, benefits or other amounts are owed or will be paid to Executive by the Company, (ii) Executive has been reimbursed by American Water for all business expenses incurred in conjunction with the performance of Executive’s employment and that no other reimbursements are owed to Executive, and (iii) Executive has not suffered any on-the-job injury for which Executive has not already filed a claim.
9.Accrued Benefits. Any accrued or owing, but not yet paid, vested benefits under the Company’s 401(k) plan, pension plan, nonqualified deferred compensation plan, and post-employment retirement plan and any other plan in which Executive may have participated, will be paid to Executive at the times provided under such plans. Any restricted stock units and performance stock unit grants that were granted to Executive under the Company’s Long Term Performance Plan (“LTPP”) that are outstanding and vested as of the Separation Date will be subject to the terms and conditions of the respective grant agreements covering such grants to include the letter agreement between Executive and the Company dated July 25, 2019 (the “Offer Letter”). Executive understands and acknowledges that he shall not have any further rights with respect to equity grants under the LTPP, except for any rights that vested prior to the Separation Date. Executive shall receive no new LTPP grants from the Company.
10.Acknowledgements. Executive hereby certifies and acknowledges that:
a.Executive has read the terms of this Agreement and that Executive understands its terms and effects, including the fact that Executive has agreed to REMISE, RELEASE, AND FOREVER DISCHARGE Releasees from all claims set forth in Section 6(a);
b.Executive is receiving consideration which is in addition to anything of value to which Executive otherwise would have been entitled had Executive not executed this Agreement;
c.Executive enters into this Agreement knowingly and voluntarily without any coercion on the part of any person or entity;
d.Executive was given adequate time to consider all implications and to freely and fully consult with and seek the advice of whomever Executive deemed appropriate;
e.Executive was advised in writing, by way of this Agreement, to consult an attorney before signing this Agreement;
f.Executive has been given twenty-one (21) calendar days within which to consider this Agreement before signing it (“Consideration Period”) and, in the event that Executive signs this Agreement and returns it back to the Company in accordance with the Notice provision below during this Consideration Period, said signing

Separation Agreement and General Release Between American Water
And Loyd Warnock

constitutes a knowing and voluntary waiver of this Consideration Period. Executive further understands that any non-material changes to this Agreement do not restart the Consideration Period;
g.Executive shall have the right to revoke this Agreement within seven (7) calendar days after signing it (the “Revocation Period”). If the seventh day is a weekend or national holiday, Executive has until the next business day to revoke. If Executive elects to revoke this Agreement, Executive shall notify Melanie Kennedy, Senior Vice President, Human Resources, American Water Works Service Company, Inc., 1 Water Street, Camden, NJ 08102, Melanie.Kennedy@amwater.com in writing of Executive’s revocation. Unless revoked within this period, this Agreement will become irrevocable on the eighth day after it is signed; and
h.Executive does not waive rights or claims that may arise after the date this Agreement is executed.
11.General Terms.

a. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, two (2) business days after the date when sent to the recipient by reputable express courier service (charges prepaid) or four (4) business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to Executive and to the Company at the addresses set forth below:
If to Executive:
Loyd Warnock
216 East Highlands Circle
Lenoir City, TN 37772

If to Company:
Melanie Kennedy
Senior Vice President, Human Resources
American Water Works Service Company, Inc.
1 Water Street
Camden, NJ 08102
or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.
b.  Entire Agreement. This Agreement constitutes and contains the entire agreement and understanding concerning Executive’s employment and termination thereof, and the other subject matters addressed herein between the parties, and supersedes

Separation Agreement and General Release Between American Water
And Loyd Warnock

and replaces all prior negotiations and all prior agreements proposed or otherwise, whether written or oral, concerning the subject matter hereof, except that the provisions contained in the Offer Letter with respect to Executive’s 2018, 2019 and 2020 LTPP grants shall remain and continue to be in full force and effect.
c. Modification. This Agreement can be modified only by a writing signed by both Executive and a duly authorized agent of the Company.
d.  Assignment. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the Company and Executive.
e. Interpretation of Agreement. If any provision of this Agreement or application thereof to anyone under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.
f. Choice of Law and Forum. This Agreement shall be governed by the substantive law of the state of New Jersey without regard to its conflict of law rules. The Company and Executive consent to the exclusive jurisdiction of the courts of New Jersey to adjudicate any and all disputes arising between them and hereby waive any and all objections based on alleged lack of personal jurisdiction.

Separation Agreement and General Release Between American Water
And Loyd Warnock

The Company and Executive have carefully read and understand all of the provisions of this Agreement. They enter into this Agreement freely, knowingly, and voluntarily. In entering into this Agreement, neither the Company nor Executive is relying upon any representations or promises not expressly set forth in this Agreement. Intending to be legally bound to this Agreement, the Company’s representative and Executive sign their names below.

/s/ Melanie Kennedy	/s/ Loyd Warnock
Melanie Kennedy	Loyd Warnock
Senior Vice President, Human Resources
American Water Works Service Company, Inc.

Dated: May 26, 2020	Dated: May 20, 2020

Separation Agreement and General Release Between American Water
And Loyd Warnock

ATTACHMENT A

In consideration of the promises made in the SEPARATION AGREEMENT AND GENERAL RELEASE entered into between American Water Service Company, Inc., (“American Water” or the “Company”) and Loyd Warnock (“Executive”), Executive does hereby REMISE, RELEASE AND FOREVER DISCHARGE the Company, together with its parents, subsidiaries, affiliates, predecessors, and successor corporations and business entities, past, present and future, and its and their agents, directors, officers, partners, employees, shareholders, insurers and reinsurers, and employee benefit plans (and the trustees, administrators, fiduciaries, insurers, and reinsurers of such plans) past, present and future, and their heirs, executors, administrators, predecessors, successors, and assigns (collectively, the “Releasees”), of and from any and all legally waivable claims, causes of actions, suits, lawsuits, debts, and demands whatsoever in law or in equity, known or unknown, suspected or unsuspected, which Executive ever had, now has or which Executive’s executors administrators, or assigns hereafter may have from the beginning of time to the date Executive executes this Agreement, and including, without limitation, any claims arising from or relating to Executive’s employment relationship with American Water, and the termination of such relationship, including, without limitation, any claims arising under Title VII of the Civil Rights Act of 1964 (“Title VII”), the Americans with Disabilities Act (“ADA”), the Employee Retirement Income Security Act (“ERISA”), the Family and Medical Leave Act (“FMLA”), the Age Discrimination in Employment Act of 1967 (“ADEA”), the Older Workers Benefit Protection Act (“OWBPA”), the New Jersey Law Against Discrimination (“NJLAD”), the Conscientious Employee Protection Act (“CEPA”), the New Jersey Family Leave Act, the New Jersey Millville Dallas Airmotive Plant Job Loss Notification Act, the New Jersey Equal Pay Act, the New Jersey Wage and Hour Law, the New Jersey Wage Payment Act, the New Jersey Constitution, the common law of the State of New Jersey, the Tennessee Anti-Discrimination Act, the Tennessee Human Rights Act, the Tennessee Disability Act, the Tennessee Equal Pay Act, the Tennessee Maternity Leave law, the Tennessee Breastfeeding Rights law, the Tennessee Handicap Discrimination law, the Tennessee Reference Immunity law, the Tennessee Smoker’s Rights law, the Tennessee Constitution, the common law of the State of Tennessee, and any and all other federal, state, or local constitutional, statutory, regulatory, or common law causes of action now or hereafter recognized, and any claims for attorneys’ fees and costs. Nothing in this Agreement shall waive rights or claims that arise after the date that Executive executes this Agreement.

This General Release also includes claims which the Executive may have for any type of damages cognizable under any of the laws referenced herein, including, but not limited to, any and all claims for compensatory damages, punitive damages, and attorneys’ fees and costs. Executive shall not bring a lawsuit against any of the Releasees for any of the claims described above. Should any entity, agency, commission, or person file a charge, action, complaint or lawsuit against the Releasees based upon any of the above-released claims, Executive agrees not to seek or accept any resulting relief whatsoever to the extent permitted by law. Executive also agrees that this General Release should be interpreted as broadly as possible to achieve Executive’s intention to waive all claims which Executive may have against the Releasees. Executive acknowledges that the benefits made available to Executive have been explained to Executive by the Company and are due consideration in exchange for release of claims listed above.

Separation Agreement and General Release Between American Water
And Loyd Warnock

Notwithstanding anything to the contrary herein, nothing in this General Release shall impact or otherwise affect Executive’s rights under, and to enforce, this General Release and the Agreement to which this General Release was attached.

Executive agrees that Executive had at least twenty-one (21) calendar days from the date that Executive received the Agreement to which this General Release was attached to consider this General Release, that Executive was advised to consult with Executive’s own attorney prior to signing this General Release, and that Executive may revoke this General Release within a period of seven (7) days after signing it (“Revocation Period”). If Executive elects to revoke this Attachment A, Executive shall notify Melanie Kennedy, Senior Vice President, Human Resources, American Water Works Service Company, Inc., 1 Water Street, Camden, NJ 08102, Melanie.Kennedy@amwater.com, in writing of Executive’s revocation. Unless revoked within this period, this General Release will become irrevocable on the eighth day after it is signed.

Executive acknowledges that the Agreement and Attachment A constitute and contain the entire agreement and understanding concerning Executive’s employment and termination thereof, and the other subject matters addressed herein between the Parties, and supersedes and replaces all prior negotiations and all prior agreements proposed or otherwise, whether written or oral, concerning the subject matter hereof.

Melanie Kennedy	Loyd Warnock
Senior Vice President, Human Resources
American Water Works Service Company, Inc.

Dated: ____________________, 2021	Dated: ____________________, 2021